EXHIBIT 21.1

SUBSIDIARIES OF CABOT MICROELECTRONICS CORPORATION

Cabot Microelectronics Global Corporation (Delaware, U.S.)
NexPlanar Corporation (Delaware, U.S.)
QED Technologies International, Inc. (Delaware, U.S.)
Cabot Microelectronics Japan KK (Japan)
Nihon Cabot Microelectronics KK (Japan)
Cabot Microelectronics B.V. (Netherlands)
Cabot Microelectronics Singapore Pte. Ltd. (Singapore)
Hanguk Cabot Microelectronics, LLC (South Korea)
Epoch Material Co., Ltd. (Taiwan)
Shanghai Cabot Microelectronics Co. Ltd. (China)
KMG Chemicals, Inc. (Texas, U.S.)
KMG-Bernuth, Inc. (Delaware, U.S.)
KMG de Mexico SA de CV (Mexico)
KMG Electronic Chemicals, Inc. (Texas, U.S.)
KMG Italia Srl (Italy)
KMG Electronic Chemicals Luxembourg Holdings S.a.r.l. (Luxembourg)
KMG Electronic Chemicals SAS (France)
KMG Ultra Pure Chemicals SAS (France)
KMG Electronic Chemicals, Pte. Ltd. (Singapore)
KMG Singapore Pte. Ltd. (Singapore)
KMG Ultra Pure Chemicals SDN BHD (Malaysia)
KMG Electronic Chemicals Limited (United Kingdom)
KMG Ultra Pure Chemicals Limited (United Kingdom)
KMG Industrial Lubricants Canada, Inc. (British Columbia, Canada)
KMG Val-Tex, LLC (Texas, U.S.)
Sealweld Corporation (2003), Inc. (Nevada, U.S.)
Sealweld (USA), Inc. (Texas, U.S.)
KMG FCM, Inc. (Delaware, U.S.)
KMG-Flowchem, Inc. (Delaware, U.S.)
Flowchem Holdings LLC (Delaware, U.S.)
Flowchem Intermediate Holdings, LLC (Delaware, U.S.)
Flowchem Acquisition LLC (Delaware, U.S.)
Flowchem LLC (Delaware, U.S.)
Flowchem Export Company (Texas, U.S.)
FLX Inc. (Texas, U.S.)
MPower Specialty Chemicals LLC (Texas, U.S.)